Exhibit 10.3

JACOBS ENGINEERING GROUP INC.

1999 Outside Director Stock Plan
(As Amended and Restated effective December 9, 2015)

1. Purpose.

The purpose of the Jacobs Engineering Group Inc. 1999 Outside Director Stock Plan (the "Plan") is to attract and retain the services of experienced and knowledgeable independent directors of Jacobs Engineering Group Inc. (the "Company") for the benefit of the Company and its stockholders and to provide an additional incentive for such directors to continue to work for the best interests of the Company and its stockholders through continuing ownership of its Common Stock.

On December 9, 2015, the Board of Directors unanimously approved the amendment and restatement of the Plan, subject to approval by the Company"s shareholders at the Annual Meeting. In order for the amendment and restatement of the Plan to take effect, it must be approved by the Company"s shareholders. If this amendment and restatement is not approved by the Company"s shareholders, the version of the Plan as in effect immediately prior to December 9, 2015 will continue to operate according to its terms.

2. Definitions.

Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth in this Paragraph 2.

"Award" means any award of an Option or Stock Award granted pursuant to the Plan.

"Award Agreement" means any agreement, contract document or other instrument evidencing an Award.

"Board of Directors" shall mean the Board of Directors of the Company.

"Change in Control" means, with respect to the Company, a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the 1934 Act, provided that such a change in control shall be deemed to have occurred at such time as (a) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the 1934 Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities representing 35% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (b) during any period of two (2) consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (c) the consummation of any merger or consolidation as a result of which the Common Stock (as defined below) shall be changed, converted or exchanged (other than by merger or consolidation with a wholly owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company; or (d) the consummation of any merger or consolidation of which the Company is a party as a result of which the persons who were shareholders of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; provided, however, that no Change in Control shall be deemed to have occurred if, prior to such time as a Change in Control would otherwise be deemed to have occurred, the Board of Directors of the Company determines otherwise. Notwithstanding the foregoing, with respect to an Award that is (i) subject to Section 409A and (ii) if a Change in Control would accelerate the timing of payment thereunder, then the term "Change in Control" shall mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company as defined in Section 409A and the authoritative guidance issued thereunder, but only to the extent inconsistent with the above definition, and only to the minimum extent necessary to comply with Section 409A as determined by the Board.

"Common Stock" shall mean the Common Stock, $1.00 par value, of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of Paragraph 5.

"Company" shall mean Jacobs Engineering Group Inc.

Exhibit 10.3

"Disabled" means a condition under which an Outside Director:

(a) Is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or

(b) Is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving long term disability benefits or social security disability payments.

"Fair Market Value" shall mean the closing price of the Common Stock as reported in the composite transactions report of the National Securities Exchange on which the Common Stock is then listed ("Exchange"). If such day is a day that the Exchange is not open, then the Fair Market Value shall be determined by reference to the closing price of the Common Stock for the immediately preceding trading day.

"Forfeiture Restrictions" is defined in Paragraph 11.

"Grant Price" shall mean the average of the Fair Market Values of the Common Stock for the ten trading days ending on the second trading day prior to the date for which the Grant Price is being determined, but in no event less than 85% of the Fair Market Value of the Common Stock for the day the Grant Price is being determined. If the day for which the Grant Price is being determined is a day that the Exchange is not open, then the Grant Price shall be determined by reference to the relevant price or prices as of the immediately preceding trading day.

Notwithstanding the foregoing, in the event that an Outside Director is elected or re-elected to the Board of Directors following the start of the averaging period that would otherwise be used to determine the Grant Price of an Option issued to such Outside Director pursuant to Paragraph 6, the Grant Price of the Option issued to the Outside Director shall equal the Fair Market Value of the Common Stock for the day the Grant Price is being determined.

"1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

"Outside Director" shall have the meaning given the term "Non-Employee Director" by Rule 16b-3 adopted under the 1934 Act.

"Option" shall mean an Option granted pursuant to this Plan.

"Plan" shall mean this Jacobs Engineering Group Inc. 1999 Outside Director Stock Plan as set forth herein, as the same may be amended from time to time.

"Restricted Stock" is defined in Paragraph 11.
"Restricted Stock Unit" means a Stock Award granted pursuant to Paragraph 11 of this Plan, pursuant to which shares of Common Stock may be issued in the future.

"Stock Award" shall mean a grant of Common Stock, Restricted Stock or Restricted Stock Units pursuant to Paragraph 11 of this Plan.

"Tax Date" shall mean the date as of which any federal, state, local or foreign tax is required to be withheld from an Outside Director in connection with the exercise of an Option, the sale or other disposition of Common Stock acquired upon the exercise of an Option, the receipt of a Stock Award, the release of Restricted Stock Forfeiture Restrictions, or the acquisition of Common Stock pursuant to an award of Restricted Stock Units.

3. Shares of Common Stock Subject to the Plan.

(a) Subject to the provisions of Paragraph 5, the aggregate number of shares of Common Stock upon which Awards may be granted under the Plan shall not exceed 1,100,000 shares.

(b) The shares to be delivered under the Plan shall be made available, at the discretion of the Board of Directors, from either authorized but unissued shares of Common Stock or previously issued shares reacquired by the Company, including shares purchased in the open market.

(c) If any outstanding Option granted under the Plan expires, lapses, is terminated or is forfeited for any reason, then the unissued shares of Common Stock that were allocable to the unexercised portion of such Option shall again be available for issuance upon exercise of an Option granted under this Plan.

Exhibit 10.3

(d) Notwithstanding anything to the contrary herein, no Outside Director shall receive in excess of $600,000 of compensation in any calendar year, determined by adding (i) all cash compensation to such Outside Director and (ii) the fair market value of all Awards granted to such Outside Director in such calendar year, based on the fair market value of such Awards on the Grant Date (as determined in a manner consistent with that used for Director compensation for proxy statement disclosure purposes in the year in which the Award occurs). The foregoing limit on Outside Director compensation only applies to compensation for customary Board services, and does not apply to compensation for special Board services, e.g. chairing the Board, which shall be subject to the limit set forth in the next sentence of this paragraph. The Board may make exceptions to this limit for individual Outside Directors in extraordinary circumstances, so long as this paragraph would not be violated if the $600,000 figure were instead $750,000, as the Board may determine in its sole discretion, provided that the Outside Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Outside Directors.

4. Administration of the Plan.

(a) The Plan shall be administered by the Board of Directors. The Board of Directors may authorize any officer or officers of the Company to execute and deliver Award Agreements and other documents on behalf of the Company.

(b) Subject to the provisions of the Plan, the Board of Directors is authorized and directed to interpret the Plan, to establish, amend and rescind policies relating to the Plan, to direct the Company to execute agreements and amendments thereto setting forth the terms and conditions of grants of Awards made under the Plan and to make such other determinations and to take such other actions as are consistent with the Plan and are necessary or appropriate for the administration of the Plan. Notwithstanding the foregoing, the Board of Directors shall not have the authority to make any determination, to adopt any policy or to take any action that would cause grants and exercises under the Plan to cease to be exempt from Section 16(b) of the 1934 Act by virtue of Rule 16b-3, or any successor rule, thereunder.

(c) Except as provided in Paragraph 15, any determination, decision or action of the Board of Directors in connection with the construction, interpretation, administration or application of the Plan shall be final, binding and conclusive upon all Plan participants and their transferees, beneficiaries, legal representatives, executors and other successors and assigns and upon all other persons. No member of the Board of Directors, and no other person acting upon the authorization and direction of the Board of Directors, shall be liable for any determination, decision or action made in good faith with respect to the Plan.

(d) The Company shall indemnify and hold harmless the members of the Board of Directors, and other persons who are acting upon the authorization and direction of the Board of Directors, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission in connection with the performance of such persons" duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the bad faith, willful misconduct or criminal acts of such persons.

5. Adjustment Provisions.

(a) Subject to the provisions of Paragraph 5(b) and Paragraph 15, if the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed in respect of such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or any other change in the corporate structure of the Company affecting the Common Stock, the Board of Directors may, in its sole discretion determine that an appropriate and proportionate adjustment in each of the following is appropriate: (i) the maximum number and kind of securities provided in Paragraph 3(a) of this Plan, (ii) the number and kind of shares or other securities subject to then outstanding Options and/or Stock Awards and (iii) the price for each share or other unit of any other securities subject to such Options, but without change in the aggregate purchase price as to which such Options remain exercisable. Such adjustment shall be made by the Board of Directors, whose determination in that respect shall be final, binding and conclusive.

(b) Notwithstanding anything to the contrary hereunder, upon a Change in Control, all Awards then outstanding under the Plan shall be fully vested and exercisable, except as provided in any applicable Award Agreement.

Exhibit 10.3

(c) Adjustments under this Paragraph 5 shall be approved by the Board of Directors. Except as provided in Paragraph 15, the Board of Directors" determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional interests shall be issued under the Plan on account of any such adjustment.

6. Grants of Options to Outside Directors.

All Options are intended to be non-qualified (non-statutory) stock options.

An Outside Director may, by giving written notice to the Company not less than seven days prior to the date on which an Option shall be due to be granted:

(i) Decline to accept further grants of Options under this Plan; or

(ii) Revoke a previous election to decline to accept further grants of Options under this Plan, in which case such Outside Director may, in the discretion of the Board of Directors, thereafter receive Annual Grants made after such revocation.

An Outside Director who declines to accept grants of Options under this Plan may not receive anything of value in lieu of such grant, either at the time of such election or at any time thereafter.

7. Terms of Outside Director Options.

(a) Option Agreement. Each Option shall be evidenced by a written agreement (which may be in electronic form) containing such terms and conditions as the Board of Directors deems appropriate (an "Option Agreement"). An Option Agreement shall not be effective unless and until it has been executed by a duly authorized officer of the Company and by the Outside Director to whom the Option is being granted.

(b) Option Price. The price of the shares of Common Stock subject to each Option shall be the Grant Price on the date such Option is granted.

(c) Exercisability. Unless otherwise provided in this Plan or an Award Agreement:

(i) No Option may be exercised in whole or in part until one year following the date upon which the Option is granted;

(ii) Subject to the provisions of Paragraph 7(c)(i), which shall at all times preempt the provisions of this Subparagraph 7(c)(ii), an installment of 25% of each Option shall become exercisable one year following the date of grant, with additional installments of 25% becoming exercisable on each anniversary date of the grant, so that all Options are fully exercisable at the end of four years from the date of grant;

(iii) If an Outside Director dies or becomes Disabled while in office all installments of all Options held by such director shall vest and become fully exercisable; and

(iv) Except as provided in paragraph (iii) above, no installment of an Option that has not become exercisable on the date on which the holder thereof ceases to be a director of the Company shall thereafter become exercisable by such holder or his successors and assigns.

8. Expiration of Options. An Option may not be exercised after the first to occur of the following events:

(a) Except as provided below, upon the expiration of three months from the date of the Outside Director"s disqualification or removal from the Board of Directors, or, if earlier, upon the expiration of the remaining term of the Option; however, if the Outside Director dies within said three-month period, upon the expiration of one year from the date of death or, if earlier, upon the expiration of the remaining term of the Option;

(b) In the case of the death of an Outside Director while in office, upon the expiration of the terms stated in the Option Agreements held by such director at the time of death;

(c) In the case of an Outside Director who is Disabled, upon the expiration of the terms stated in the Option Agreements held by such director at the time of the Disability; or

(d) In the case of the resignation of an Outside Director, the expiration of the remaining term of the Option.

Exhibit 10.3

An Option may not be exercised to any extent by anyone after the expiration of ten years from the date the Option was granted.

9. Exercise of Options.

(a) Following the death or disability of an Outside Director, any exercisable portion of such Option may, prior to the time when such portion becomes unexercisable under the provisions of Paragraph 8, above, be exercised by the Outside Director"s personal representative or by any person empowered to do so under court order, or by will or the laws of descent and distribution, unless otherwise determined by the Board of Directors.

(b) Manner of Exercise. An Option, or any exercisable portion thereof, may be exercised solely by delivery to the Company of all of the following prior to the time when such Option or portion thereof becomes unexercisable under Paragraph 8:

(i) Notice in writing signed by the Outside Director or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised;

(ii) Either:

(x) Full payment (in cash or by check) for the shares with respect to which such Option or portion is thereby exercised; or

(y) Upon conditions established by the Board of Directors, by the delivery or constructive exchange of shares of Common Stock owned by the Outside Director for such period of time as may be established by the Board of Directors, such shares having a Fair Market Value equal to the aggregate exercise price of the Options being exercised; or

(z) Any combination of the consideration provided in the foregoing subsections (x) and (y);

(iii) In the event the Option or a portion thereof is being exercised by any person or persons other than the Outside Director to whom it was originally granted, appropriate proof, reasonably satisfactory to the Company, of the authority of such person or persons to exercise the Option or such portion thereof; and

(iv) The Board of Directors may make such provisions, subject to applicable rules and regulations, as it may deem appropriate for the withholding or payment by the Outside Director of any withholding taxes that it determines are required in connection with the exercise of an Option, and an Outside Director"s rights in stock issued pursuant to such exercise are subject to satisfaction of such conditions. If permitted by the Board of Directors, an Outside Director may elect to satisfy all or any portion of such taxes by instructing the Company to withhold shares of Common Stock issued pursuant to the exercise of the Option (up to the minimum required tax withholding rate for the Outside Director or such other rate that will not cause an adverse accounting consequence or cost). If shares of Common Stock are withheld to satisfy tax liabilities, the value of such shares shall be computed using the Fair Market Value of the Common Stock on the Tax Date.

Any election to use Common Stock to satisfy a withholding tax obligation must either (A) be in a written instrument signed by the Outside Director and stating the number of shares to be withheld or surrendered or a formula pursuant to which such number may be determined and be irrevocable; or (B) otherwise be made in compliance with the Rules and Regulations of the Securities and Exchange Commission under the 1934 Act relating to such elections, as from time to time in effect.

In no event shall the Company be required to issue fractional shares.

(c) Rights as a Shareholder. A holder of an Option shall not be, and shall not have any of the rights or privileges of, a shareholder of the Company with respect to any shares of Common Stock purchasable upon the exercise of such Option unless and until such Option shall have been exercised and a certificate or certificates evidencing such shares shall have been issued by the Company to such holder.

(d) Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof unless and until all legal requirements applicable to such issuance or delivery have, in the opinion of counsel to the Company, been complied with. In connection with any such issuance or transfer, the person acquiring the shares

Exhibit 10.3

shall, if requested by the Company, give assurances satisfactory to such counsel in respect of such matters as such counsel may deem desirable to assure compliance with all applicable legal requirements.
10. Restrictions on Transferability.

Unless determined otherwise by the Board of Directors, an Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Outside Director, only by the Outside Director personally. If the Board of Directors makes an Award transferable, such Award will contain such additional terms and conditions as the Board of Directors deems appropriate.

11. Stock Awards.

(a) In the discretion of the Board of Directors, the Company may make Stock Awards to Outside Directors. Stock Awards may be in the form of Common Stock, Restricted Stock Units, or Restricted Stock or any combination thereof. Unless otherwise determined by the Board of Directors, Stock Awards may not be made to an individual who has at any time been employed by the Company.

(b) Stock Awards to Outside Directors for the first year that they serve as directors shall be in the form of Restricted Stock or Restricted Stock Units. Restricted Stock awarded under this Plan may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of, and in the event of the Outside Director"s ceasing to serve as a director of the Company for any reason (including death and Disability unless the Board of Directors in its sole discretion terminates the Forfeiture Restrictions following the death or Disability of such Outside Director), the Outside Director shall be obligated, for no consideration, to forfeit and surrender such shares (to the extent then subject to the Forfeiture Restrictions) to the Company. The restrictions against disposition and the obligation to forfeit and surrender shares to the Company are herein referred to as "Forfeiture Restrictions", and the shares that are then subject to the Forfeiture Restrictions are referred to as "Restricted Stock." Certificates evidencing Restricted Stock shall be appropriately legended to reflect the Forfeiture Restrictions. Restricted Stock Units are Stock Awards denominated in units of Common Stock under which the issuance of Common Stock is subject to such vesting conditions (including continued service as an Outside Director) and other terms and conditions as the Board of Directors deems appropriate. Each Restricted Stock Unit will be equal to one share of Common Stock and will, subject to satisfaction of any vesting and/or other terms and conditions, entitle an Outside Director to the issuance of one share of Common Stock in settlement of the award.

(c) The Forfeiture Restrictions with respect to Restricted Stock awarded to an Outside Director shall lapse and be of no further force and effect, and Restricted Stock Units awarded to an Outside Director shall vest, in each case upon the expiration of such period of time as may be fixed by the Board of Directors prior to the issuance of such Stock Award. In no event shall the restriction period be less than six months from the date the Stock Award is granted unless otherwise provided in an Award Agreement.

(d) All of the foregoing restrictions, terms and other conditions regarding shares of Restricted Stock or Restricted Stock Units shall be evidenced by a written agreement between the Company and the Outside Director containing such terms and conditions as the Board of Directors shall approve.

(e) The Board of Directors may make such provisions as it may deem appropriate, subject to applicable rules and regulations, for the withholding or payment by the Outside Director of any withholding taxes that it determines are required in connection with Stock Awards and the lapse of Forfeiture Restrictions on Restricted Stock, and an Outside Director"s rights in such stock are subject to satisfaction of such conditions. If permitted by the Board of Directors, an Outside Director may elect to satisfy all or any portion of such taxes by instructing the Company to withhold shares of Common Stock (up to the minimum required tax withholding rate for the Outside Director, or such other rate that will not cause an adverse accounting consequence or cost) from a Stock Award or from Restricted Stock as to which the Restrictions have lapsed.

(f) If shares of Common Stock are withheld to satisfy tax liabilities, the value of such shares shall be computed using the Fair Market Value of the Common Stock on the Tax Date.

(g) The Board shall be authorized to establish procedures pursuant to which the payment of any award may be deferred.

(h) An Outside Director may, by giving written notice to the Company not less than seven days prior to the date on which a Stock Award shall be due to be granted:

Exhibit 10.3

(i) Decline to accept further grants of Stock Awards under this Plan; or

(ii) Revoke a previous election to decline to accept further grants of Stock Awards under this Plan, in which case such Outside Director may, in the discretion of the Board of Directors, thereafter receive Annual Grants made after such revocation.

An Outside Director who declines to accept grants of Stock Awards under this Plan may not receive anything of value in lieu of such grant, either at the time of such election or at any time thereafter.

12. Effective Date of the Plan.

This Plan is conditional upon the approval of the shareholders of the Company, and the Plan shall be null and void if it is not approved by the shareholders within twelve months of its approval by the Board of Directors.

13. Amendment, Suspension and Termination of Plan.

Except as provided in this Paragraph 13 and in Paragraph 15, the Board of Directors may amend or terminate the Plan at any time and in any respect.

(a) No amendment of the Plan shall become effective without the approval of the Company"s shareholders if such approval is required in order to comply with Rule 16b-3 under the 1934 Act or any other applicable law, rule or regulation.

(b) Unless required by applicable law, rule or regulation, no amendment or termination of the Plan shall affect in a material and adverse manner any Option granted prior to the date of such amendment or termination without the written consent of the Outside Director holding such affected Option.

(c) This Plan is intended to comply with all requirements for the exemption from Section 16(b) of the 1934 Act applicable to Outside Directors provided by Rule 16-3 or its successors under the 1934 Act. To the extent any provision of the Plan does not so comply and cannot for any reason be amended by the Board of Directors or the shareholders of the Company so as to comply, the provision shall, to the extent permitted by law and deemed advisable by the Board of Directors, be deemed null and void with respect to the holder of Options granted under this Plan.

(d) Other than pursuant to Section 5(a), the Board of Directors shall not without the approval of the Company"s stockholders (a) lower the option price per share of an Option after it is granted, (b) cancel an Option in exchange for cash or another Option or Stock Award (other than in connection with a Change in Control), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the shares are listed.

14. Governing Law.

This Plan shall be governed by and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to its choice of law rules.

15. Code Section 409A

It is intended that the Options and Restricted Stock Awards issued pursuant to this Plan shall not constitute "deferrals of compensation" within the meaning of Section 409A of the Internal Revenue Code and, as a result, shall not be subject to the requirements of Section 409A. It is further intended that Restricted Stock Units issued pursuant to this Plan shall avoid any "plan failures" within the meaning of Code section 409A(a)(1). The Plan is to be interpreted in a manner consistent with these intentions.

Notwithstanding any other provision in this Plan, a new Option or Restricted Stock Award may not be issued if such Option or Restricted Stock Award would not be in compliance with Section 409A, and an existing Option or Restricted Stock Award may not be modified in a manner that would cause such Option or Restricted Stock Award to not be in compliance with Section 409A.

16. Termination of the Plan.

Unless previously terminated by the Board of Directors, the Plan shall terminate when there are no longer any Awards outstanding.